Exhibit 23.4


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No.1 on Form S-3 to the Registration Statement (Form S-11 No. 333-32445) and related Prospectus of Wellsford Real Properties, Inc. for the registration of 12,242,719 shares of its common stock and to the incorporation by reference therein of our report dated November 10, 1995, with respect to the consolidated financial statements of Value Property Trust for the year ended September 30, 1995, included in the Value Property Trust 1997 Annual Report (Form 10-K) for the year ended September 30, 1997 which is included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-42277) and related Prospectus of Wellsford Real Properties, Inc. for the registration of 3,350,000 shares of its common stock and related Proxy Statement of Value Property Trust, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 11, 1998